Exhibit 99.2
DATE: Dec. 14, 2010

MEDIA CONTACT:	INVESTOR CONTACT:
Jeff Pounds	Sharna Reingold
(918) 573-3332	(918) 573-2078
Williams Partners L.P. Prices Common Units Public Offering
TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced that it priced a public offering of 8 million of its common units, representing limited-partner interests, at $47.55 per unit.
Williams Partners also granted the underwriters a 30-day option to purchase up to an additional 1,200,000 common units to cover any over-allotments.
Williams (NYSE: WMB) will make a cash contribution to Williams Partners in order to maintain its 2-percent general-partner interest in the partnership. As a result of the offering, Williams’ limited-partner interest in the partnership will be reduced from its current level of approximately 75 percent to approximately 73 percent. It will be reduced further if the underwriters exercise their over-allotment option.
Williams Partners expects to use the net proceeds from the common unit public offering for general partnership purposes. These uses are expected to include the repayment of $200 million of borrowings under the partnership’s credit facility, as well as the funding of a portion of the consideration for the acquisition of Cabot Oil & Gas’ midstream assets in Susquehanna County, Pa. The acquisition of Cabot’s midstream assets was announced on Nov. 18 and is expected to be completed before the end of 2010.
The borrowings under the partnership’s credit facility have been used to fund a portion of the cash consideration of the acquisition of Williams’ midstream assets in the Piceance Basin, which was completed on Nov. 19, and for general partnership purposes.
Barclays Capital, Citi, BofA Merrill Lynch, Morgan Stanley, and J.P. Morgan are acting as joint book-running managers. In addition, Credit Suisse, Goldman Sachs & Co., RBC Capital Markets, UBS Investment Bank, and Wells Fargo Securities have been named as co-managing underwriters.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. A copy of the prospectus supplement and related base prospectus may be obtained on the SEC website at www.sec.gov or from any of the underwriters, including:
Barclays Capital
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Toll-free: 1-888-603-5847
E-mail: Barclaysprospectus@broadridge.com
Citi
Attention: Prospectus Delivery Department
Brooklyn Army Terminal
140 58th Street, 8th floor
Brooklyn, NY 11220
Toll free: 800-831-9146
E-mail: batprospectusdept@citi.com
BofA Merrill Lynch
4 World Financial Center
New York, NY 10080
Attn: Prospectus Department
E-mail: dg.prospectus_requests@baml.com
Morgan Stanley
Attn: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014
E-mail: prospectus@morganstanley.com
Phone: 866-718-1649
J.P. Morgan
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: (866) 803-9204
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 77 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our email list.
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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the partnership believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the partnership’s annual reports filed with the Securities and Exchange Commission.